A special meeting of each fund's shareholders was held on September 18, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.*
	# of Votes	% of Votes
Affirmative	1,561,848,024.92	87.067
Against	105,060,962.89	5.857
Abstain	125,585,906.15	7.001
Broker Non-Votes	1,347,200.00	0.075
TOTAL	1,793,842,093.96	100.00
PROPOSAL 2
To authorize the Trustees to increase the maximum number of Trustees.*
	# of Votes	% of Votes
Affirmative	1,468,512,793.67	81.864
Against	239,684,074.04	13.362
Abstain	85,645,226.25	4.774
TOTAL	1,793,842,093.96	100.00
PROPOSAL 3
To authorize the Trustees to clarify the scope of the Trustees' authority regarding reorganization or termination.*
	# of Votes	% of Votes
Affirmative	1,539,264,185.62	85.808
Against	169,957,486.40	9.475
Abstain	83,273,221.94	4.642
Broker Non-Votes	1,347,200.00	0.075
TOTAL	1,793,842,093.96	100.00

PROPOSAL 4
To authorize the Trustees to enter into management contracts on behalf of a new fund.*
	# of Votes	% of Votes
Affirmative	1,526,574,981.34	85.101
Against	165,833,049.22	9.244
Abstain	100,086,863.40	5.580
Broker Non-Votes	1,347,200.00	0.075
TOTAL	1,793,842,093.96	100.00
PROPOSAL 5
To elect the thirteen nominees specified below as Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	1,661,361,775.23	92.615
Withheld	132,480,318.73	7.385
TOTAL	1,793,842,093.96	100.00
Ralph F. Cox
Affirmative	1,658,587,713.10	92.460
Withheld	135,254,380.86	7.540
TOTAL	1,793,842,093.96	100.00
Phyllis Burke Davis
Affirmative	1,657,143,893.83	92.380
Withheld	136,698,200.13	7.620
TOTAL	1,793,842,093.96	100.00
Robert M. Gates
Affirmative	1,660,484,706.50	92.566
Withheld	133,357,387.46	7.434
TOTAL	1,793,842,093.96	100.00
Abigail P. Johnson
Affirmative	1,656,480,727.76	92.343
Withheld	137,361,366.20	7.657
TOTAL	1,793,842,093.96	100.00
Edward C. Johnson 3d
Affirmative	1,647,836,272.33	91.861
Withheld	146,005,821.63	8.139
TOTAL	1,793,842,093.96	100.00
Donald J. Kirk
Affirmative	1,660,413,687.14	92.562
Withheld	133,428,406.82	7.438
TOTAL	1,793,842,093.96	100.00
	# of Votes	% of Votes
Marie L. Knowles
Affirmative	1,660,374,165.36	92.560
Withheld	133,467,928.60	7.440
TOTAL	1,793,842,093.96	100.00
Ned C. Lautenbach
Affirmative	1,661,688,275.04	92.633
Withheld	132,153,818.92	7.367
TOTAL	1,793,842,093.96	100.00
Peter S. Lynch
Affirmative	1,658,414,728.39	92.450
Withheld	135,427,365.57	7.550
TOTAL	1,793,842,093.96	100.00
Marvin L. Mann
Affirmative	1,659,498,467.64	92.511
Withheld	134,343,626.32	7.489
TOTAL	1,793,842,093.96	100.00
William O. McCoy
Affirmative	1,659,694,824.50	92.522
Withheld	134,343,626.32	7.489
TOTAL	1,793,842,093.96	100.00
William S. Stavropoulos
Affirmative	1,652,885,433.99	92.142
Withheld	140,956,659.97	7.858
TOTAL	1,793,842,093.96	100.00
PROPOSAL 6
To approve an amended management contract for Fidelity Florida Municipal Money Market Fund.
	# of Votes	% of Votes
Affirmative	301,015,357.24	83.798
Against	36,173,432.06	10.070
Abstain	21,077,850.67	5.867
Broker Non-Votes	950,456.00	0.265
TOTAL	359,217,095.97	100.00
PROPOSAL 7
To approve an amended management contract for Spartan New Jersey Municipal Money Market Fund.
	# of Votes	% of Votes
Affirmative	259,803,074.18	85.920
Against	29,473,490.49	9.747
Abstain	12,791,246.36	4.230
Broker Non-Votes	311,577.00	0.103
TOTAL	302,379,388.03	100.00
PROPOSAL 8
To approve an amended management contract for Fidelity Connecticut Municipal Money Market Fund.
	# of Votes	% of Votes
Affirmative	438,811,228.31	86.916
Against	40,062,355.06	7.935
Abstain	25,990,546.48	5.148
Broker Non-Votes	3,620.00	0.001
TOTAL	504,867,749.85	100.00
PROPOSAL 8
To approve an amended management contract for Fidelity New Jersey Municipal Money Market Fund.
	# of Votes	% of Votes
Affirmative	547,691,867.08	87.299
Against	42,518,457.93	6.777
Abstain	37,085,988.10	5.911
Broker Non-Votes	81,547.00	0.013
TOTAL	627,377,860.11	100.00
PROPOSAL 9
To modify the fundamental 80% investment policy of Fidelity Connecticut Municipal Money Market Fund.
	# of Votes	% of Votes
Affirmative	402,331,866.14	79.691
Against	76,556,117.52	15.163
Abstain	25,976,146.19	5.145
Broker Non-Votes	3,620.00	0.001
TOTAL	504,867,749.85	100.00
PROPOSAL 10
To modify the fundamental 80% investment policy of Fidelity Florida Municipal Money Market Fund.
	# of Votes	% of Votes
Affirmative	307,388,802.47	85.572
Against	34,158,898.58	9.509
Abstain	16,718,938.92	4.654
Broker Non-Votes	950,456.00	0.265
TOTAL	359,217,095.97	100.00
PROPOSAL 11
To eliminate a fundamental investment policy of Fidelity Florida Municipal Money Market Fund.
	# of Votes	% of Votes
Affirmative	296,899,915.73	82.652
Against	41,790,608.86	11.634
Abstain	19,576,115.38	5.449
Broker Non-Votes	950,456.00	0.265
TOTAL	359,217,095.97	100.00
PROPOSAL 12
To modify the fundamental investment objective of Fidelity New Jersey Municipal Money Market Fund.
	# of Votes	% of Votes
Affirmative	543,651,276.24	86.655
Against	45.433,729.51	7.241
Abstain	38,211,307.36	6.091
Broker Non-Votes	81,547.00	0.013
TOTAL	627,377,860.11	100.00
PROPOSAL 13
To modify the fundamental 80% investment policy of Fidelity New Jersey Municipal Money Market Fund.
	# of Votes	% of Votes
Affirmative	541,024,725.10	86.236
Against	49,153,718.92	7.835
Abstain	37,117,869.09	5.916
Broker Non-Votes	81,547.00	0.013
TOTAL	627,377,860.11	100.00
PROPOSAL 14
To modify the fundamental investment objective of Spartan New Jersey Municipal Money Market Fund.
	# of Votes	% of Votes
Affirmative	253,265,417.30	83.758
Against	31,391,262.88	10.381
Abstain	17,411,130.85	5.758
Broker Non-Votes	311,577.00	0.103
TOTAL	302,379,388.03	100.00
PROPOSAL 15
To modify the fundamental 80% investment policy of Spartan New Jersey Municipal Money Market Fund.
	# of Votes	% of Votes
Affirmative	247,556,668.21	81.870
Against	41,938,335.95	13.869
Abstain	12,572,806.87	4.158
Broker Non-Votes	311,577.00	0.103
TOTAL	302,379,388.03	100.00
PROPOSAL 16
To amend Fidelity Connecticut Municipal Money Market Fund's fundamental investment limitation concerning borrowing.
	# of Votes	% of Votes
Affirmative	396,769,086.58	78.589
Against	81,545,751.28	16.152
Abstain	25,549,291.99	5.258
Broker Non-Votes	3,620	0.001
TOTAL	504,867,749.85	100.00
PROPOSAL 17
To amend Fidelity Connecticut Municipal Money Market Fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	393,225,807.52	77.887
Against	83,679,991.21	16.575
Abstain	27,958,331.12	5.537
Broker Non-Votes	3,620.00	0.001
TOTAL	504,867,749.85	100.00
PROPOSAL 17
To amend Fidelity Florida Municipal Money Market Fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	301,118,220.64	83.826
Against	38,013,868.91	10.583
Abstain	19,134,550.42	5.326
Broker Non-Votes	950,456.00	0.265
TOTAL	359,217,095.97	100.00
PROPOSAL 17
To amend Fidelity New Jersey Municipal Money Market Fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	530,358,684.62	84.536
Against	57,020,689.28	9.088
Abstain	39,916,939.21	6.363
Broker Non-Votes	81,547.00	0.013
TOTAL	627,377,860.11	100.00
PROPOSAL 17
To amend Spartan New Jersey Municipal Money Market Fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	251,382,439.45	83.135
Against	33,557,133.09	11.097
Abstain	17,128,238.49	5.665
Broker Non-Votes	311,577.00	0.103
TOTAL	302,379,388.03	100.00
PROPOSAL 18
To amend Fidelity Connecticut Municipal Money Market Fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	390,870,269.08	77.420
Against	85,921,075.56	17.019
Abstain	28,072,785.21	5.560
Broker Non-Votes	3,620.00	0.001
TOTAL	504,867,749.85	100.00
PROPOSAL 18
To amend Fidelity Florida Municipal Money Market Fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	299,787,208.52	83.456
Against	40,436,198.12	11.256
Abstain	18,043,233.33	5.023
Broker Non-Votes	950,456.00	0.265
TOTAL	359,217,095.97	100.00
PROPOSAL 18
To amend Fidelity New Jersey Municipal Money Market Fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	528,800,675.81	84.287
Against	59,576,880.03	9.497
Abstain	38,918,757.27	6.203
Broker Non-Votes	81,547.00	0.013
TOTAL	627,377,860.11	100.00
PROPOSAL 18
To amend Spartan New Jersey Municipal Money Market Fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	248,462,403.94	82.169
Against	40,234,638.01	13.306
Abstain	13,370,769.08	4.422
Broker Non-Votes	311,577.00	0.103
TOTAL	302,379,388.03	100.00
*Denotes trust-wide proposals and voting results.